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                                                                       Exhibit 2

                               ARTISTDIRECT, INC.
                         NOTICE OF GRANT OF STOCK OPTION

            Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of ARTISTdirect, Inc. (the
"Corporation"):

      Optionee:  Jon Diamond

      Grant Date:  September 29, 2003

      Vesting Commencement Date:  August 16, 2003

      Exercise Price:  $0.85 per share

      Number of Option Shares:  259,659 shares

      Expiration Date:  August 15, 2010

      Type of Option:             Incentive Stock Option
                             -----
                               X  Non-Statutory Stock Option
                             -----

      Date Exercisable:  Immediately Exercisable.


      Vesting Schedule: Although the Option is immediately exercisable, seventy-five percent (75%) of the Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in twenty-five percent (25%) of the Option Shares as of the Vesting Commencement Date and those shares shall not be subject to the repurchase right. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the remaining Option Shares in a series of three (3) successive equal annual installments upon Optionee's completion of each year of Service over the three
(3)-year period measured from the Vesting Commencement Date. Notwithstanding the foregoing, the Option Shares are subject to accelerated vesting as specifically provided for in the attached Stock Option Agreement and Stock Purchase Agreement. Except as set forth in Section 6 of the Stock Option Agreement attached hereto as Exhibit A or in Section D.6 of the Stock Purchase Agreement attached hereto as Exhibit B, in no other event shall any additional Option Shares vest after Optionee's cessation of Service.

      REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT CERTAIN OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.
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      Optionee and the Corporation hereby agree to be bound by all the terms and conditions of the Option as set forth in the Stock Option Agreement and Stock Purchase Agreement attached hereto as Exhibits A and B, respectively.

            All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement or Stock Purchase Agreement.

DATED:  SEPTEMBER 29, 2003


                                  ARTISTDIRECT, INC.




                                  By:      /s/ FREDERICK W. FIELD
                                           ----------------------------------

                                  Title:
                                           ----------------------------------

                                  By:      /S/ JON DIAMOND
                                           ----------------------------------
                                           OPTIONEE:  JON DIAMOND

                                  Address:
                                           ----------------------------------

                                           ----------------------------------


ATTACHMENTS:
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - STOCK PURCHASE AGREEMENT
EXHIBIT C - PROSPECTUS FOR STOCK OPTION GRANT
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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT
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                                    EXHIBIT B

                            STOCK PURCHASE AGREEMENT
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                                    EXHIBIT C

                        PROSPECTUS FOR STOCK OPTION GRANT